UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

TWIN VEE POWERCATS CO.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2024

Twin Vee PowerCats Co.

(Exact name of registrant as specified in its charter)

Delaware	001-40623	27-1417610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 S. US-1
Ft. Pierce, Florida 34982

(Address of principal executive offices)

(772) 429-2525

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	VEEE	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On August 27, 2024, Twin Vee PowerCats Co., a Delaware corporation (“Twin Vee”), filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, which contained a preliminary joint proxy statement of Twin Vee and Forza X1, Inc., a Delaware corporation (“Forza”), and a preliminary prospectus of Twin Vee, related to, among other things, Twin Vee’s proposed merger (the “Merger”) with Forza. Twin Vee subsequently filed, on October 11, 2024, a definitive joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) with respect to, among other things, the Merger which Joint Proxy Statement/Prospectus has been mailed to Twin Vee and Forza stockholders.

On November 3, 2024, Twin Vee received a letter from legal counsel to a purported stockholder of Twin Vee concerning the Joint Proxy Statement/Prospectus. In discussions with counsel to the purported stockholder, counsel expressed its client’s belief that the Joint Proxy Statement/Prospectus omits material information with respect to the Merger and demanded that Twin Vee make additional and supplemental disclosures regarding the valuation analyses performed by Twin Vee’s financial advisor, Houlihan Capital, LLC (“Houlihan Capital”) in support of its opinion regarding the fairness from a financial point of view, to Twin Vee’s stockholders of the exchange ratio to be paid by Twin Vee in the Merger.

Twin Vee believes that the claims asserted by counsel to the purported stockholder are entirely without merit and that no further disclosure is required by applicable rule, statute, regulation or law beyond that already contained in the Joint Proxy Statement/Prospectus. However, to preclude and avoid the cost and distraction of a potential lawsuit regarding the sufficiency of the disclosures in the Joint Proxy Statement/Prospectus that may delay or otherwise adversely affect the approval of the Merger, Twin Vee has determined that it will voluntarily make certain supplemental disclosures to the Joint Proxy Statement/Prospectus related to the Merger Proposal set forth below (the “Supplemental Disclosures”). Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the Supplemental Disclosures set forth herein. To the contrary, Twin Vee specifically denies that any additional disclosure was or is required.

SUPPLEMENTAL DISCLOSURES TO JOINT PROXY STATEMENT/PROSPECTUS

The Supplemental Disclosures should be read in conjunction with the Joint Proxy Statement/Prospectus, which should be read in its entirety and is available free of charge on the SEC’s website at www.sec.gov. Page number references below are to page numbers in the Joint Proxy Statement/Prospectus, and capitalized terms used but not defined herein have the meanings set forth in the Joint Proxy Statement/Prospectus. To the extent the information in the Supplemental Disclosures differs from or conflicts with the information contained in the Joint Proxy Statement/Prospectus, the information set forth in the Supplemental Disclosures shall be deemed to supersede the respective information in the Joint Proxy Statement/Prospectus.

The disclosure on pages 87-88 of the Joint Proxy Statement/Prospectus is hereby supplemented by amending and restating the section “Market Approach” as follows:

Market Approach

 In determining the value of Forza, the following approaches were employed:

●	Market Approach applying the traded price and the 30-day VWAP

Spot Price

Forza’s price at close as of July 31, 2024, is $0.3102 per share. Multiplying the traded price by the number of common stock outstanding of 15,754,774 yields an indicated equity value of approximately $4.9 million.

Volume-Weighted Average Price

 Houlihan utilized a 30-Day VWAP as an indication of Forza’s equity value. The VWAP was calculated using Forza’s volume weighted average price of 30 trading day’s open, high, low, and close prices. Multiplying the VWAP by the number of common stock outstanding of 15,754,774 yields an indicated equity value of approximately $6.0 million.

Forza X1, Inc. Market Approach - VWAP
As of July 31, 2024

(Actuals)
30 Trading Day VWAP [1]	$0.3787
Shares Outstanding [2]	15,754,774
Indicated Equity Value	$5,966,392
Indicated Fair Market Value of Equity	$5,966,392

1 Calculated using daily volume, and daily open, high, low, and close prices for the previous 30 trading days as of July 31, 2024.

2 Common Stock outstanding as of July 31, 2024.

Based on the analyses described above, Houlihan Capital calculated an indicated equity value range for Forza between $4.9 million and $6.0 million.

Houlihan Capital does believe that this valuation methodology produced a range of indicated values for the equity of Forza that supports its overall conclusion within the broader context of its entire analysis and should be considered in conjunction with the results of the other valuation methodologies that Houlihan Capital applied. Houlihan Capital calculated a range of indicated fair market values for Forza. A summary of the results of Houlihan Capital’s analysis is as follows:

Indicated Fair Market Value of Equity Range (millions)
Low	High
$4.9	$6.0

To conclude on a range of Equity Values as indicated by Houlihan Capital’s analyses, Houlihan Capital applied a 100% weighting to the Market Approach

To determine the exchange ratios for the Merger, Houlihan Capital subtracted the indicated value of Twin Vee’s forfeited shares from Forza’s total indicated equity value to determine Forza’s indicated equity value following the forfeiture of shares. Forza’s indicated equity value following the forfeiture was then divided by Twin Vee’s share price as of July 31, 2024, to determine the number of Twin Vee shares to be issued to the remaining Forza shareholders following the forfeiture. Lastly, the number of shares to be issued to Forza shareholders, following the forfeiture, was then divided by the total number of Forza shares outstanding, excluding Twin Vee’s forfeited shares in Forza, to determine the indicated exchange ratios.

Based on the foregoing, Houlihan Capital calculated an exchange ratio range for the Merger between approximately 0.5492 and 0.6705. Because the agreed upon exchange ratio per the Merger Agreement falls within the range, Houlihan Capital concluded that the Merger is fair from a financial point of view to Twin Vee and its shareholders.

Indicated Exchange Ratio
Low	High
0.5492	0.6705

Valuation of the Warrants and Options

Houlihan Capital utilized the Black-Scholes model to estimate the fair market values of Forza’s warrants and options as of the Date of Value. The options and warrants carry little value. According to the terms of the Merger, the convertible securities will convert to Twin Vee options and warrants at the Exchange Ratio. Given (1) the negligible value of the convertible securities determined in our analysis and (2) how far the current stock prices are from the respective strike prices of the instruments, the determination of the fairness of the Transaction was not materially impacted by the presence of these instruments.

Black-Scholes Model – Warrants at $6.25

Houlihan Capital performed a Black-Scholes analysis for the Warrants with a $6.25 strike price based on their terms, using the following assumptions:

●	Time to Expiration: 3.044 years, based on the contractual expiration date.

●	Spot Price: the price per share calculated by Houlihan Capital.

●	Strike Price: $6.25, the contractual strike price.

●	Risk-Free Rate: 4.44%, based on the yield of the U.S. Treasury note matching the time to expiration as of the Date of Value.

●	Expected Dividend Payout Ratio: 0%, based on the expected dividend payout ratio for the Target.

●	Volatility: 40%, based on the volatility of the Target.

Forza X1, Inc.

Fair Market Value of Warrants - @ $6.25 As of July 31, 2024

(Actuals)

Black-Scholes Inputs	Low	High
Spot Price	$0.31	$0.38
Strike Price	$6.25	$6.25
Time to Expiration (Years)	3.044	3.04
Risk Free Rate	4.44%	4.44%
Dividend Yield	0.00%	0.00%
Annual Volatility	40.00%	40.00%
Call Value	$0.00	$0.00
Warrants Outstanding	172,500	172,500
Value of Warrants	$0.65	$2.53

Forza X1, Inc.

Fair Market Value of Warrants - @ $1.88 As of July 31, 2024

(Actuals)

Black-Scholes Inputs	Low	High
Spot Price	$0.31	$0.38
Strike Price	$1.88	$1.88
Time to Expiration (Years)	3.878	3.88
Risk Free Rate	4.28%	4.28%
Dividend Yield	0.00%	0.00%
Annual Volatility	40.00%	40.00%
Call Value	$0.00	$0.01
Warrants outstanding	306,705	306,705
Value of Warrants	$1,101	$2,380

Black-Scholes Model – Warrants at $1.88

Houlihan Capital performed a Black-Scholes analysis for the Warrants with a $1.88 strike price based on their terms, using the following assumptions:

●	Time to Expiration: 3.878 years, based on the contractual expiration date.

●	Spot Price: the price per share calculated by Houlihan Capital.

●	Strike Price: $1.88, the contractual strike price.

●	Risk-Free Rate: 4.28%, based on the yield of the U.S. Treasury note matching the time to expiration as of the Date of Value.

●	Expected Dividend Payout Ratio: 0%, based on the expected dividend payout ratio for the Target.

●	Volatility: 40%, based on the volatility of the Target.

Black-Scholes Model – Options at a weighted average price of $2.72

Houlihan Capital performed a Black-Scholes analysis for the Options with a weighted average $2.72 strike price based on their terms, using the following assumptions:

●	Time to Expiration: 8.52 years, based on the contractual expiration date.

●	Spot Price: the price per share calculated by Houlihan Capital.

●	Strike Price: $2.72, the contractual strike price.

●	Risk-Free Rate: 4.35%, based on the yield of the U.S. Treasury note matching the time to expiration as of the Date of Value.

●	Expected Dividend Payout Ratio: 0%, based on the expected dividend payout ratio for the Target.

●	Volatility: 40%, based on the volatility of the Target.

Forza X1, Inc. Fair Market Value of Options - @ $2.72 As of July 31, 2024

(Actuals)

Black-Scholes Inputs	Low	High
Spot Price	$0.31	$0.38
Strike Price	$2.72	$2.72
Time to Expiration (Years)	8.52	8.52
Risk Free Rate	4.35%	4.35%
Dividend Yield	0.00%	0.00%
Annual Volatility	40.00%	40.00%
Call Value	$0.02	$0.03
Options outstanding	1,368,074	1,368,074
Value of Options	$28,660	$46,695

Important Information About the Merger Proposal and Where to Find It

A full description of the terms of the Merger Proposal is provided in the Joint Proxy Statement/Prospectus. The Joint Proxy Statement/Prospectus was mailed on or about October 14, 2024 to Twin Vee stockholders of record as of the close of business on October 4, 2024. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY AND IN THEIR ENTIRETY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY TWIN VEE AND FORZA, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TWIN VEE, FORZA AND THE PROPOSED MERGER. Investors and security holders will be able to obtain the registration statement and the joint proxy statement/prospectus, as well as other filings containing information about Twin Vee and Forza, free of charge from Twin Vee or Forza or from the SEC’s website when they are filed. The documents filed by Twin Vee with the SEC may be obtained free of charge at Twin Vee’s website, at www.twinvee.com, by requesting them by mail at Twin Vee Powercats Co., 3101 S. US-1, Ft. Pierce, Florida 34982 Attention: Corporate Secretary. The documents filed by Forza with the SEC may be obtained free of charge at Forza’s website, at www.forzax1.com, or by requesting them by mail at Forza X1, Inc. 3101 S. US-1, Ft. Pierce, Florida 34982 Attention: Corporate Secretary.

Participants in the Solicitation

Twin Vee and Forza and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Twin Vee or Forza in respect of the proposed transaction. Information about Twin Vee’s directors and executive officers will be contained in the joint proxy statement/prospectus to be filed with the SEC regarding the proposed Merger and is available in other documents filed by Twin Vee with the SEC. Information about Forza’s directors and executive officers will be contained in the joint proxy statement/prospectus to be filed with the SEC regarding the proposed Merger and is available in other documents filed by Forza with the SEC. Other information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Twin Vee or Forza as indicated above.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the Merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Cautionary Statement Regarding Forward-Looking Statements

Statements included in this communication which are not historical in nature or do not relate to current facts are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are based on, among other things, Twin Vee management’s and Forza management’s beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and Twin Vee and Forza. Words and phrases such as “may,” “approximately,” “continue,” “should,” “expects,” “projects,” “anticipates,” “is likely,” “look ahead,” “look forward,” “believes,” “will,” “intends,” “estimates,” “strategy,” “plan,” “could,” “potential,” “possible” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements may include projections of, or guidance on, the Twin Vee’s or the combined company’s future financial performance, asset quality, capital levels, expected levels of future expenses, including future credit losses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in the Twin Vee’s business or financial results. Twin Vee and Forza caution readers that forward-looking statements are subject to certain risks and uncertainties that are difficult to predict with regard to, among other things, timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks and uncertainties include, among others, the following possibilities: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement entered into between Twin Vee and Forza; the outcome of any legal proceedings that may be instituted against Twin Vee or Forza; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Merger) and shareholder approvals or to satisfy any of the other conditions to the Merger on a timely basis or at all; the possibility that the anticipated benefits of the Merger are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Twin Vee and Forza do business; the possibility that the Merger may be more expensive to complete than anticipated; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Merger; changes in Twin Vee’s share price before the closing of the Merger; risks relating to the potential dilutive effect of shares of Twin Vee common stock to be issued in the Merger; and other factors that may affect future results of Twin Vee, Forza and the combined company. Additional factors that could cause results to differ materially from those described above can be found in Twin Vee’s Annual Report on Form 10-K for the year ended December 31, 2023, Forza’s Annual Report on Form 10-K for the year ended December 31, 2023, Twin Vee’s and Forza’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in other documents Twin Vee and Forza file with the SEC, which are available on the SEC’s website at www.sec.gov.

All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by the cautionary statements contained or referred to herein. If one or more events related to these or other risks or uncertainties materialize, or if Twin Vee’s or Forza’s underlying assumptions prove to be incorrect, actual results may differ materially from what

Twin Vee and Forza anticipate. Twin Vee and Forza caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and are based on information available at that time. Neither Twin Vee nor Forza assumes any obligation to update or otherwise revise any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2024	TWIN VEE POWERCATS CO.

	By:	/s/ Joseph Visconti
	Name:	Joseph Visconti
	Title:	Chief Executive Officer